As filed with the Securities and Exchange Commission on July 25, 1997
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------
                                   EDnet, Inc.
             (Exact name of registrant as specified in its charter)

       Colorado                   -------------                 84-1273795
(State or other jurisdiction of                             (I.R.S.  Employer
incorporation or organization)                              Identification  No.)

                                One Union Street
                         San Francisco, California 94111
                                 (415) 274-8800
   (Address, including zip code, and telephone number, including area code, of principal executive offices)

                                  -------------

                                   EDnet, Inc.
         Shares Issued Pursuant to Charles W. Clark Consulting Agreement
                            (Full title of the plan)


                                   Alan Geddes
                             Chief Financial Officer
                                   EDnet, Inc.
                                One Union Street
                         San Francisco, California 94111
                                 (415) 274-8800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  -------------
                                   Copies to:
                             Robert B. Ajemian, Esq.
                               Cooley Godward LLP
                         One Maritime Plaza, 20th Floor
                         San Francisco, California 94111

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                              Proposed maximum      Proposed maximum
   Title of each class of                                        offering               aggregate                 Amount of
securities to be registered     Amount to be registered      price per share (1)    offering price (1)         registration fee
------------------------------------------------------------------------------------------------------------------------------------
   Common Stock, par value          400,000 shares               $0.9375                $375,000                   $113.64
       $0.001 per share
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h)(1). The above calculation is based on the average of the bid and asked price of the Common Shares on the Nasdaq Bulletin Board on July 23, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following  documents are incorporated by reference in this Registration
Statement:

     (a) The Company's Post-Effective Amendment No. 3 to Registration Statement on Form 10-SB filed under the Exchange Act;

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 30, 1996; and

     (c) The description of the Company's Common Shares contained in the Company's Post-Effective Amendment No. 3 to Registration Statement on Form 10-SB filed under the Exchange Act.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by referenced herein and to be a part hereof from the date of filing (except that no document shall be deemed to be incorporated by reference if filed after the filing of a post-effective amendment which deregisters securities then remaining unsold).

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 7-108-402(1) of the Colorado Corporation Business Act provides that a corporation may, if it so provides in its articles of incorporation, eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any breach of the director's duty of loyalty to the corporation or its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, an unlawful distribution, or any transaction from which the director directly or indirectly derived an improper personal benefit.
Article XIII of the Company's Articles of Incorporation provides that the Board of Directors of the Company shall have the power to indemnify its directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been company directors or officers unless, in any such action, they are adjudged to have acted with negligence or engaged in misconduct.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

                                      II-1.

Item 8.  Exhibits.

         Number    Exhibit
         ------    -----------------------------

           5       Opinion of Cooley Godward LLP

           23.1    Consent of Coopers & Lybrand L.L.P.

           23.2    Consent of Cooley Godward LLP (included in Exhibit 5)

           24 Powers of Attorney of the Company's directors and officers (see Part II, page 5)

           99      Charles W. Clark Consulting Agreement


Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"), (unless the information required to be included in a post-effective amendment by this paragraph is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement).

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (unless the information required to be included in a post-effective amendment by this paragraph is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement). Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities

                                      II-2.

offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      II-3.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, EDnet, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on July 23, 1997.

                                               EDnet, Inc.



                                               By /s/Tom Kobayashi
                                                  ------------------------------
                                                  Tom Kobayashi
                                                  Chairman of the Board and
                                                  Chief Executive Officer


                                      II-4.

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Tom Kobayashi his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact deems appropriate.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                            Title                             Date
---------                            -----                             ----

/s/Tom Kobayashi            Chairman of the Board, Chief          July 23, 1997
-------------------------   Executive Officer and Director
Tom Kobayashi


/s/Alan Geddes              Chief Financial Officer               July 23, 1997
-------------------------
Alan Geddes


/s/Avi A. Fogel             Director                              July 23, 1997
-------------------------
Avi A. Fogel


/s/David Gustafson          Director                              July 23, 1997
-------------------------
David Gustafson


/s/Robert J. Wussler        Director                              July 23, 1997
-------------------------
Robert J. Wussler


/s/Charles W. Clark         Director                              July 23, 1997
-------------------------
Charles W. Clark

                                      II-5.

                                  EXHIBIT INDEX

                                                       Sequntial
Number            Exhibit                              Page No.
------    -----------------------------                ---------

  5       Opinion of Cooley Godward LLP

 23.1     Consent of Coopers & Lybrand L.L.P.

 23.2     Consent of Cooley Godward LLP
          (included in Exhibit 5)

 24       Powers of Attorney of the
          Company's directors and officers
          (see Part II, page 5)

 99       Charles W. Clark Consulting Agreement

                                      II-6.